Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Gaxos.AI Inc. (File No. 333-271383) filed on April 21, 2023, of our report dated March 27, 2024 on the financial statements of Gaxos.AI Inc. as of December 31, 2023 and for the year then ended.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

March 27, 2024